SCHEDULE 14A INFORMATION

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WEGENER CORPORATION
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FOR IMMEDIATE RELEASE

CONTACT:
C. Troy Woodbury, Jr.	Susan Stillings / Patricia Sturms
Treasurer and Chief Financial Officer	Joele Frank, Wilkinson Brimmer Katcher
WEGENER Corporation	(212) 355-4449
(770) 814-4015
FAX (770) 623-9648
info@wegener.com

WEGENER STOCKHOLDERS STRONGLY SUPPORT MANAGEMENT

Radyne’s Tender Offer Falls Far Short
with Less Than 10 % of Shares Tendered

     (May 22, 2003) – Duluth, Georgia – Wegener Corporation (Nasdaq: WGNR) today responded to the announcement by Radyne ComStream Inc. (Nasdaq: RADN) of the results of its unsolicited hostile cash tender offer. According to Radyne’s announcement, approximately 1,230,000 shares of the approximately 12,367,000 Wegener shares outstanding were tendered into Radyne’s offer.

     Robert A. Placek, chairman, president and CEO of Wegener Corporation said, “The number of shares tendered represents less than 10% of our outstanding common stock. In order for their tender offer to be successful, Radyne must receive tenders for over 50% of our outstanding shares. The very low level of tenders they have received sends a clear signal that our stockholders agree with the assessment of our board of directors that Radyne’s offer is grossly inadequate and unfair. We’d like to thank our stockholders for their overwhelming show of support.”

     Mr. Placek continued, “In spite of their poor showing, Radyne insists on extending its tender offer to June 19, 2003 and proceeding with its consent solicitation to elect a new majority to our board. Wegener’s board of directors continues to recommend that our stockholders not tender their shares nor sign any consent solicitations they may receive from Radyne.”

     The identity of and certain information about the individuals who, under SEC rules, may be considered “participants” in Wegener’s solicitation in opposition to that of Radyne, is contained in Wegener’s filings with the SEC under Schedule 14A.

WEGENER HAS FILED PRELIMINARY PROXY MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION IN OPPOSITION TO RADYNE’S CONSENT SOLICITATION BUT HAS NOT YET MAILED SUCH MATERIALS TO STOCKHOLDERS. WEGENER STOCKHOLDERS ARE URGED TO READ WEGENER’S PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. YOU MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT, WHEN AVAILABLE, BY ACCESSING THE SEC’S WEB SITE AT WWW.SEC.GOV., OR THE COMPANY’S WEB SITE AT WWW.WEGENER.COM. STOCKHOLDERS MAY ALSO OBTAIN, WITHOUT CHARGE, A COPY OF WEGENER’S PROXY STATEMENT, WHEN AVAILABLE, BY CALLING WEGENER’S INFORMATION AGENT, INNISFREE M&A INCORPORATED, TOLL-FREE AT (888) 750-5834 OR COLLECT AT (212) 750-5833. IN ADDITION, YOU MAY OBTAIN COPIES OF WEGENER’S PROXY STATEMENT, WHEN AVAILABLE, FROM THE PARTICIPANTS NAMED ABOVE.

ABOUT WEGENER COMMUNICATIONS
WEGENER is an international provider of digital solutions for IP data, video and audio networks. Applications include IP data delivery, broadcast television, cable television, radio networks, business television, distance education, business music, and satellite paging. COMPEL®, WEGENER’s patented network control system provides networks with unparalleled ability to regionalize programming and commercials. COMPEL® network control capability is integrated into WEGENER digital satellite receivers such as the revolutionary iPUMP® and MediaPlan®. WEGENER can be reached at +1.770.814.4000 or on the World Wide Web at www.wegener.com.

COMPEL, MEDIAPLAN and iPUMP are registered trademarks of WEGENER Communications, Inc. All Rights Reserved.

This news release contains forward-looking statements. The statements include those relating to revenues and earnings anticipated from the operation of the company’s business plan and the introduction of a new suite of products with significant commercial potential including, but not limited to iPUMP®, MediaPlan® and COMPEL®. These statements are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to: customer acceptance and effectiveness of the Company’s new products, development of additional business for the Wegener digital and analog video and audio transmission product lines, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, general market conditions which may not improve during 2003 and beyond, and the success of Wegener’s research and development efforts aimed at developing new products. Discussion of these and other risks and uncertainties are provided in detail in the Company’s periodic filings with the SEC, including the Company’s Annual Report on Form 10-K. Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected or inferred results. Forward-looking statements speak only as of the date the statement was made. Wegener Corporation does not undertake and specifically disclaims any obligation to update any forward-looking statements.

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